As filed with the Securities and Exchange Commission on October 29, 1999
                                                       Registration No. 333-
                                                                            ----

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                        PENN TREATY AMERICAN CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                  Pennsylvania                         23-1664166
                  ------------                         ----------
(STATE OR OTHER JURISDICTION OF INCORPORATION        (I.R.S. EMPLOYER
             OR ORGANIZATION)                       IDENTIFICATION NO.)

                 3440 Lehigh Street
              Allentown, Pennsylvania                     18103
              -----------------------                     -----
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                (ZIP CODE)

                        Penn Treaty American Corporation
                    1987 Employee Incentive Stock Option Plan
                    -----------------------------------------
                            (FULL TITLE OF THE PLAN)

                             Irving Levit, President
                        Penn Treaty American Corporation
                               3440 Lehigh Street
                          Allentown, Pennsylvania 18103
                        ---------------------------------
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                 (610) 965-2222
                                 --------------
          (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                 with a copy to:
                            Justin P. Klein, Esquire
                     Ballard Spahr Andrews & Ingersoll, LLP
                         1735 Market Street, 51st Floor
                      Philadelphia, Pennsylvania 19103-7599
                                 (215) 665-8500

                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
                                   Proposed       Proposed
Title of                           Maximum        Maximum
Securities         Amount          Offering       Aggregate      Amount of
to be              to be           Price Per      Offering       Registration
Registered         Registered      Share(1)       Price(1)       Fee
--------------------------------------------------------------------------------
Common Stock,
par value $.10
per share          282,269(2)      $18.4375       $5,204,335     $1,447

(1) Calculated in accordance with Rule 457(c) and (h) on the basis of the average of the high and low prices of Penn Treaty American Corporation Common Stock on October 28, 1999, as reported on the New York Stock Exchange.

(2) Such number represents the number of shares of Common Stock initially issuable upon exercise of all options available for grant under the 1987 Employee Incentive Stock Option Plan.

          PART I - INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS


     The documents containing the information specified in Part I of this Registration Statement will be given or sent to all officers and other key employees of Penn Treaty American Corporation who participate in the Penn Treaty American Corporation 1987 Employee Incentive Stock Option Plan as specified by Rule 428 under the Securities Act.


          PART II - INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

     The following documents filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended by Penn Treaty (File No. 0-15972) are incorporated herein by reference:

     (i) Penn Treaty's Annual Report on Form 10-K for the fiscal year ended December 31, 1998;

     (ii) Penn Treaty's Quarterly Reports on Form 10-Q for the quarters ended March 31, 199 and June 30, 1999;

     (iii) Penn Treaty's Current Report on Form 8-K dated January 15, 1999;

     (iv) the description of Penn Treaty=s common stock contained in Penn Treaty=s Registration Statement on Form 8-A for such securities, including any amendments or reports filed for the purpose of updating such description.

     All documents subsequently filed by Penn Treaty after the date hereof pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and shall be part hereof from the date of filing of such documents.


ITEM 4.   DESCRIPTION OF SECURITIES.

          Not applicable.


ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

          Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Amended and Restated Bylaws of Penn Treaty provide for indemnification of directors and officers of Penn Treaty in accordance with indemnification provisions of the Pennsylvania Business Corporation Law of 1988. Sections 1741-50 of the Pennsylvania Business Corporation Law permit indemnification of directors, officers, employees and agents of a corporation under certain conditions and subject to certain limitations.

     The Company has directors and officers liability insurance insuring its directors and officers against liability incurred in their capacities as directors and officers and providing for reimbursement of the registrant for any indemnification payments made by it to directors and officers.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

          Not applicable.


ITEM 8.  EXHIBITS.

          4.1 Specimen copy of Common Stock Certificate (incorporated by reference to Exhibit 4 to Registration Statement on Form S-1, Reg. No. 33-92690).

          5.1  Opinion of Ballard Spahr Andrews & Ingersoll, LLP

          23.1 Consent of PricewaterhouseCoopers LLP

          23.2 Consent of Ballard Spahr Andrews & Ingersoll,  LLP  (contained in
               Exhibit 5.1)

          24.1 Power of Attorney (included on signature page of Registration Statement)

          99.1 Penn Treaty American Corporation 1987 Employee Incentive Stock Option Plan

ITEM 9.  UNDERTAKINGS.

          The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect  in the  prospectus  any facts or events  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii)To include  any  material  information  with  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                    Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)  To  remove  from   registration  by  means  of  a  post-effective
               amendment any of the securities being registered which remain unsold at the termination of the offering.

               The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Allentown, Commonwealth of Pennsylvania on October 29, 1999.


                                          Penn Treaty American Corporation


                                          By :  /s/ Irving Levit
                                                    -----------------------
                                                    Irving Levit, President


     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Irving Levit and A.J. Carden and each or any one of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


     Signature                Title                             Date
     ---------                -----                             ----

/s/ Irving Levit              Chairman of the Board, President  October 29, 1999
    -----------               and Chief Executive Officer
    Irving Levit              (Principal Executive Officer)

/s/ Michael F. Grill          Treasurer, Controller and         October 29, 1999
    ----------------          Director (Principal Accounting
    Michael F. Grill          Officer)


/s/ A.J. Carden               Executive Vice President and      October 29, 1999
    -----------               Director
    A.J. Carden


/s/ Domenic P. Stangherlin    Secretary and Director            October 29, 1999
    ----------------------
    Domenic P. Stangherlin


/s/ Jack D. Baum              Vice President, Marketing and     October 29, 1999
    ------------              Director
    Jack D. Baum


/s/ Glen A. Levit             Vice President, Sales and         October 29, 1999
    ------------              Director
    Glen A. Levit


/s/ Cameron Waite             Chief Financial Officer           October 29, 1999
    -------------             (Principal Financial Officer)
    Cameron Waite


/s/ Emile G. Ilchuk           Director                          October 29, 1999
    ---------------
    Emile G. Ilchuk


/s/ C. Mitchell Goldman       Director                          October 29, 1999
    -------------------
    C. Mitchell Goldman


/s/ David B. Trindle          Director                          October 29, 1999
    ----------------
    David B. Trindle

                                  EXHIBIT INDEX

EXHIBIT
NUMBER            DESCRIPTION
------            -----------

4.1 Specimen copy of Common Stock Certificate (incorporated by reference to Exhibit 4 to Registration Statement on Form S-1, Reg. No. 333-10777).

5.1               Opinion of Ballard Spahr Andrews & Ingersoll, LLP

23.1              Consent of PricewaterhouseCoopers, LLP

23.2 Consent of Ballard Spahr Andrews & Ingersoll, LLP (contained in Exhibit 5.1)

24.1              Power of Attorney (included on signature page of  Registration
                  Statement)

99.1              Penn Treaty American Corporation 1998 Employee Incentive Stock
                  Option Plan

                                   EXHIBIT 5.1

               [Ballard Spahr Andrews & Ingersoll, LLP Letterhead]




October 29, 1999


Penn Treaty American Corporation
3440 Lehigh Street
Allentown, PA  18103

Re: Registration Statement on Form S-8

Gentlemen:

We have acted as special counsel to Penn Treaty American Corporation (the "Company") in connection with the registration under the Securities Act of 1933, as amended, of 282,269 shares of Common Stock of the Company, par value $.10 per share (the "Shares"), issuable upon the exercise of options granted under the Penn Treaty American Corporation 1987 Employee Incentive Stock Option Plan (the "Plan").

In rendering our opinion, we have reviewed such certificates, documents, corporate records and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. In giving this opinion, we are assuming the authenticity of all instruments presented to us as originals, the conformity with the originals of all instruments presented to us as copies and the genuineness of all signatures.

Based on the foregoing, we are of the opinion that the Shares, when issued upon exercise of options granted under the Plan, in accordance with the terms thereof, will be legally issued, fully paid and nonassessable.

We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement on Form S-8 being filed with respect to the offering of the Shares.

Yours truly,

/s/ Ballard Spahr Andrews & Ingersoll, LLP
    --------------------------------------
    Ballard Spahr Andrews & Ingersoll, LLP

                                  EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 8, 1999 relating to the financial statements and financial statement schedules of Penn Treaty American Corporation which appears in Penn Treaty American Corporation's Annual Report on Form 10-K for the year ended December 31, 1998.


/s/ PricewaterhouseCoopers LLP
    --------------------------
    PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
October 29, 1999

                                  EXHIBIT 99.1

                        PENN TREATY AMERICAN CORPORATION
                      EMPLOYEE INCENTIVE STOCK OPTION PLAN



1.   PURPOSE

     This Employee Incentive Stock Option Plan (the "Plan") is intended to be an incentive and to encourage stock ownership by certain officers and key executive employees of Penn Treaty American Corporation (the ACorporation@) or any of its subsidiary corporations as that term is defined in Section 425 of the Internal Revenue Code of 1985 (the ASubsidiaries@) so that such employees may acquire or increase their proprietary interest in the success of the Corporation and Subsidiaries, and so that they may be encouraged to remain in the employ of the Corporation or its Subsidiaries. It is further intended that options issued pursuant to the Plan shall constitute incentive stock options within the meaning of Section 422A of the Internal Revenue Code of 1986.

2.   ADMINISTRATION

     The Plan shall be administered by a committee appointed by the Board of Directors of the Corporation (the "Committee"). The Committee shall consist of not less than three persons who may be, but need not be, members of the Corporation's Board of Directors. The Board of Directors may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, howsoever caused, shall be filled by the Board of Directors. The Committee shall select one of its members as Chairman and shall hold meetings at such times and places as it may determine. Acts by a majority of the Committee at a meeting at which a quorum is present, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee. No person while a member of the Committee shall participate in any decision affecting his right to receive an option under the Plan. The Committee shall from time to time in its discretion make recommendations to the Board of Directors with respect to the employees who shall be granted options and the amount of stock to be optioned to each. The Board of Directors shall have the final authority to determine these matters. The interpretation and construction by the Committee of any provisions of the Plan or of any option granted under it shall be final unless otherwise determined by the Board of Directors. No member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under it.

3    ELIGIBILITY

     The persons who shall be eligible to receive options shall be the key employees (including officers whether or not they are directors) of the Corporation or its Subsidiaries. An optionee may hold more than one option but only on the terms and subject to the restrictions hereinafter set forth.

4    STOCK

     The stock subject to the options shall be shares of the Corporation's authorized but unissued or reacquired common stock (hereinafter sometimes called "Common Stock"). The aggregate number of shares which may be issued under options shall not exceed 100,000 shares of Common Stock. The limitation established by the preceding sentence shall be subject to adjustment as provided in Article 5(g) of the Plan.

     In the event that any outstanding option under the Plan for any reason expires or is terminated, the shares of Common Stock allocable to the unexercised portion of such option may again be subject to an option under the Plan.

5    TERMS AND CONDITIONS OF OPTIONS

     When the Board of Directors shall have granted stock options to employees, Notices of Grant of Stock Option shall be given to such employees in such form as the Committee shall from time to time approve, which Notices shall comply with and be subject to the following terms and conditions:

     a    Number of Shares.

          Each Notice of Grant of Stock Option shall state the number of shares to which it pertains.

     b    Option Price.

          Each Notice of Grant of Stock Option shall state the option price, which shall not be less than 100% of the fair market value of the shares of Common Stock of the Corporation on the date of the granting of the option. During such time as such stock is not listed upon an established stock exchange or traded in the over-the-counter market, the fair market value per share shall be determined by the Committee at least annually by relying upon whatever evidence it deems appropriate which may include, but need not be limited to, recent sales of the Common Stock, opinions of professional appraisers and recent sales of comparable shares of other companies. If the stock is traded in the over-the-counter market, such fair market value shall be the mean between the dealer "bid" and "ask" prices of the Common Stock in the New York over-the-counter market on the day the option is granted, as reported by the National Association of Securities Dealers, Inc. If the stock is listed upon an established stock exchange or exchanges such fair market value shall be deemed to be the highest closing price of the Common Stock on such stock exchange or exchanges on the day the option is granted or if no sale of the Corporation's Common Stock shall have been made on any stock exchange on that day, on the next preceding day on which there was a sale of such stock. Subject to the foregoing, the Committee in fixing the option price shall have full authority and discretion.

     c    Medium and Time of Payment.

          Unless otherwise specified in the option grant pursuant to Section 8 hereof, the option price shall be payable in United States dollars upon the exercise of the option and may be paid in cash or by check.

     d    Term and Exercise of Options.

          No option shall be exercisable either in whole or in part prior to 12 months from the date it is granted. Each Notice of Grant of Stock Option shall state the date on which the option shall expire. No option shall be exercisable after ten years from the date on which it is granted. Options may only be exercised by an optionee for so long as he is employed by the Corporation except as otherwise provided in Articles 5(e) and 5(f) of the Plan.

          The Notice of Grant of Stock Option may provide that the option shall be exercisable in installments rather than exercisable immediately in full. In such case, subject to the right of emulation provided in the last sentence of this subdivision, during each twelve-month period commencing 12 months from the date of the granting of the option, each option shall be exercisable as to not more than that percentage of the total number of shares covered thereby as the Committee shall specify in the Notice of Grant of Stock Option, until all shares covered by the option shall have been purchased. The Committee may provide in the case of an option not immediately exercisable in full, for the acceleration of the time at which the option may be exercised.

          Not less than 100 shares may be purchased at any one time unless the number purchased is the total number at the time purchasable under the option. During the lifetime of the optionee, the option shall be exercisable only by him and shall not be assignable or transferable by him and no other person shall acquire any rights therein. To the extent not exercised, installments shall accumulate and be exercisable, in whole or in part, in any subsequent period but not later than ten years from the date the option is granted.

     e    Termination of Employment Except By Death or Disability.

          In the event that the employment of an optionee by the Corporation or Subsidiaries shall terminate for any reason other than his death or
     disability,   then  as  of  the  date  the  optionee  has  notice  of  such termination, such optionee shall have no further right to exercise any option. Whether authorized leave of absence or absence for military or governmental service shall constitute termination of employment, for the purposes of the Plan, shall be determined by the Committee, which determination, unless overruled by the Board of Directors, shall be final and conclusive.

     f    Death or Disability of Optionee and Transfer of Option.

          If the optionee shall die or become disabled while in the employ of the Corporation or a Subsidiary, and shall not have fully exercised an option, the option may be exercised, subject to the condition that no option shall be exercisable after the expiration of ten years from the date it is granted, to the extent that the optionee's right to exercise such option had accrued pursuant to Article 5(d) of the Plan at the time of his death and had not previously been exercised, at any time within 3 months after the optionee=s death or disability, by the optionee, or in the case of death, by the executors or administrators of the optionee or by any person or persons who shall have acquired the option directly from the optionee by bequest or inheritance. No option shall be transferable by the optionee otherwise than by will or the laws of descent and distribution.

     g    Recapitalization.

          Subject to any required action by the stockholders, the number of shares of Common Stock covered by each outstanding option, and the price per share thereof in each such option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock of the Corporation resulting from a subdivision or consolidation of shares or the payment of a stock dividend (but only on the Common Stock) or any other increase or decrease in the number of such shares effected without receipt of consideration by the Corporation.

          Subject to any required action by the stockholders, if the Corporation shall be the surviving corporation in any merger or consolidation, each outstanding option shall pertain to and apply to the securities to which a holder of the number of shares of Common Stock subject to the option would have been entitled. A dissolution or liquidation of the Corporation or a merger or consolidation in which the Corporation is not the surviving corporation, shall cause each outstanding option to terminate, provided that each optionee shall, in such event, if a period of 12 months from the date of the granting of the option shall have expired, have the right immediately prior to such dissolution or liquidation, or merger or consolidation in which the Corporation is not the surviving corporation, to exercise his option in whole or in part without regard to the installment provisions of Article 5(d) of the Plan. Notwithstanding the above provisions, an option will not terminate if assumed by the surviving or acquiring corporation, or its parent, upon a merger or consolidation under circumstances which are not deemed a modification of the option within the meaning of Sections 425(a) and 425(h)(3)(A) of the Internal Revenue Code.

          In the event of a change in the Common Stock of the Corporation as presently constituted, which is limited to a change of all of its authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be the Common Stock within the meaning of the Plan.

          To the extent that the foregoing adjustments relate to stock or securities of the Corporation, such adjustments shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive, provided that each option granted pursuant to this Plan shall not be adjusted in a manner that causes the option to fail to continue to qualify as an incentive stock option within the meaning of Section 422A of the 1954 Internal Revenue Code.

          Except as hereinbefore expressly provided in this Article 5(g), the optionee shall have no rights by reason of any subdivision or consolidation of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of any class or by reason of any dissolution, liquidation, merger or consolidation or spin-off of assets or stock of another corporation, and any issue by the Corporation of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to the option.

          The grant of an option pursuant to the Plan shall not affect in any way the right or power of the Corporation to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

     h    Rights as a Stockholder.

          An optionee or a transferee of an option shall have no rights as a stockholder with respect to any shares covered by his option until the date of the issuance of a stock certificate to him for such shares. No adjustment shall be made for dividends (ordinary or extraordinary; whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Article 5(g) hereof

     i    Modification, Extension and Renewal of Options.

          Subject to the terms and conditions and within the limitations of the Plan, the Board of Directors may modify, extend or renew outstanding options granted under the Plan, or accept the surrender of outstanding options (to the extent not theretofore exercised). The Board of Directors shall not, however, modify any outstanding options so as to specify a lower price or accept the surrender of outstanding options and authorize the granting of new options in substitution therefor specifying a lower price. Notwithstanding the foregoing, however, no modification of an option shall, without the consent of the optionee, alter or impair any rights or obligations under any option theretofore granted under the Plan.

     j    Investment Purpose.

          Each option under the Plan shall be granted on the condition that the purchases of stock thereunder shall be for investment purposes and not with a view to resale or distribution, except that in the event the stock subject to such option is registered under the Securities Act of 1933, as amended, or in the event a resale of such stock without such registration would otherwise be permissible, such condition shall be inoperative if, in the opinion of counsel for the Corporation, such condition is not required under the Securities Act of 1933 or any other applicable law, regulation or rule of any governmental agency.

     k    Optionee's Stockholder Agreement.

          Each optionee shall agree, as a condition of his right to exercise an option granted to him pursuant to the Plan, that all shares received by him pursuant to any and every exercise of such option will be subject to all of the provisions of the Corporation=s Stockholder Agreement, if any, in effect at the time of any exercise of such option. Accordingly, each optionee shall at the time of exercise of any option granted hereunder, execute and agree to be bound by the Corporation=s Stockholder Agreement then in effect.

     l    Covenant Not to Compete.

          The Notice of Grant of Stock Option may provide that, as a condition of the employee's acceptance of the option, the employee shall agree to be bound by a covenant not to compete with the Corporation containing such terms as the Committee and Board of Directors shall deem advisable.

     m    Other Provisions.

          The Notice of Grant of Stock Option shall contain such other provisions, including, without limitation, restrictions upon the exercise of the option or the transfer of the shares received upon an exercise, as the Committee and the Board of Directors shall deem advisable. Any such Notice shall contain such limitations and restrictions upon the exercise of the option as shall be necessary in order that such option will be an "incentive stock option" as defined in Section 422A of the Internal Revenue Code of 1986 or to conform to any change in the law.

6    OPTIONS TO CERTAIN STOCKHOLDERS

     Notwithstanding any other provision herein, in any option granted to an individual who, at the time the option is granted, possesses more than 10 percent of the total combined voting power of all classes of stock of the Corporation or of its parent or any subsidiary corporation, the option price must be at least 110 percent of the fair market value of the stock subject to the option and such option by its terms must not be exercisable after the expiration of 5 years from the date such option is granted.

7    ANNUAL LIMITATION PER EMPLOYEE

     The aggregate fair market value (determined as of the time the option is granted under the Plan) of the stock for which any employee may be granted incentive stock options which are first exercisable in any calendar year (under all such plans of his employer corporation and its parent and all subsidiary corporations) shall not exceed $100,000.

8    PERMISSIBLE PROVISIONS

     In addition to the other powers granted to the Committee and the Board of Directors under this Plan, the Committee and the Board of Directors shall have the discretion to include in any option grant the right of the optionee (i) to pay for the stock with stock of the corporation granting the option and/or (ii) to receive property at the time of exercise of the option if, in the case of property other than cash, Section 83 of the Internal Revenue Code of 1986 applies to such property, and/or (iii) to receive a loan from the Corporation to pay for the stock, with such terms as shall not cause the option to become disqualified as an Aincentive stock option@ as defined in Section 422A of the Internal Revenue Code of 1986 or amendments thereto, and/or (iv) to receive such assistance from the Corporation in obtaining a loan from a financial institution as is necessary in the sole discretion of the Committee and the Board of Directors.

9    TERM OF PLAN

     Options may be granted pursuant to the Plan from time to time within a period of ten years from the date the Plan is adopted, or the date the Plan is approved by the Stockholders, whichever is earlier.

10   INDEMNIFICATION OF COMMITTEE

     In addition to such other rights of indemnification as they may have as directors or as members of the Committee, the members of the Committee shall be indemnified by the Corporation against the reasonable expenses, including attorneys' fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Corporation) or paid by them in satisfaction of a judgment in any such action, suit or proceeding except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee member is liable for negligence or misconduct in the performance of his duties; provided that within 60 days after institution of any such action, suit or proceeding the Committee member shall in writing offer the Corporation the opportunity, as its own expense, to handle and defend the same.

11   AMENDMENT OF THE PLAN

     The Board of Directors of the Corporation may, insofar as permitted by law, from time to time, with respect to any shares at the time not subject to options, suspend or discontinue the Plan or revise or amend it in any respect whatsoever except that, without approval of the stockholders, no such revision or amendment shall change the number of shares subject to the Plan, change the designation of the class of employees eligible to receive options, decrease the price at which options may be granted, or remove the administration of the Plan from the Committee. Furthermore, the Plan may not, without the approval of the stockholders, be amended in any manner that will cause options issued under it to fail to meet the requirements of incentive stock options as defined in
Section 422A of the 1954 Internal Revenue Code.

12   APPLICATION OF FUNDS

     The proceeds received by the Corporation from the sale of Common Stock pursuant to options will be used for general corporate purposes.

13   NO OBLIGATION TO EXERCISE OPTION

     The granting of an option shall impose no obligation upon the optionee to exercise such option.

14   APPROVAL OF STOCKHOLDERS

     The Plan shall not take effect until approved by the holders of a majority of the outstanding shares of Common Stock of the Corporation, which approval must occur within the period beginning twelve months before and ending twelve months after the date the Plan is adopted by the Board of Directors.

15   CONTINUED EMPLOYMENT

     The grant of an option pursuant to the Plan shall not be construed to imply or to constitute evidence of any agreement, express or implied, on the part of the Corporation or any subsidiary to continue to employ an employee or to alter the responsibilities, duties or authority of any employee.